PROXY STATEMENT
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                    [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [x] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [ ] Definitive Proxy Statement [ ] Definitive Additional
             Materials
         [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
             240.14a-12

                            INDUSTRIAL HOLDINGS, INC.
                (Name of Registrant as specified in its Charter)

                            INDUSTRIAL HOLDINGS, INC.
                   (Name of Person(s) Filing Proxy Statement)

               Payment of Filing Fee (Check the appropriate box):
         [x]     No fee required.
         [ ]     $500 per each party to the controversy pursuant to Exchange Act
                 Rule 14a-6(i)(3).
         [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.
                 (1)  Title of each class of securities to which transaction applies:
                      _______________________________________
                 (2)  Aggregate number of securities to which transaction
                      applies:
                      _______________________________________
                 (3)  Per unit price or other underlying value of
                      transaction computed pursuant to Exchange Act Rule
                      0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      _______________________________________
                 (4)  Proposed maximum aggregate value of transaction:

                      _______________________________________
                 (5)  Total fee paid:
                      _______________________________________

[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
                  (2)      Form, Schedule or Registration Statement:
                  (3)      Filing Party:
                  (4)      Date Filed:

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 30, 1997

                      ------------------------------------

         Notice is hereby given that the annual meeting of the shareholders of Industrial Holdings, Inc. (the "Company") will be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on Monday, June 30, 1997, for the following purposes:

         1. To elect three Class III directors, who will serve until the third annual meeting of shareholders following their election or until their successors are elected and qualified;

         2. To consider and act upon a proposal to increase the number of shares available for issuance under the Company's 1994 Amended and Restated Incentive Stock Option Plan (the "Employee Plan") from the presently authorized 500,000 to 750,000;

         3. To consider and act upon a proposal to increase the number of shares available for issuance under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") from the presently authorized 105,000 to 210,000;

         4. To adopt an amendment to the Company's Articles of Incorporation that provides for an increase in the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares; and

         5. To consider and act upon such other business as may properly come before the meeting.

         A record of shareholders has been taken as of the close of business on May 19, 1997 and only those shareholders of record on that date will be entitled to notice of and to vote at the meeting. A shareholders' list will be available commencing May 30, 1997, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 7135 Ardmore, Houston, Texas 77054.

         Your participation in the Company's affairs is important. To ensure your representation if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                      By Order of the Board of Directors

                                      ROBERT E. CONE
                                      Chairman of the Board,
May 27, 1997                          President and Chief Executive Officer

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                                 PROXY STATEMENT

         This proxy statement is being mailed to shareholders on or about May 27, 1997, in connection with the solicitation of proxies by the Board of Directors of Industrial Holdings, Inc. (the "Company") for use at the annual meeting of Shareholders of the Company to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on Monday, June 30, 1997, and at any adjournments thereof (the "Annual Meeting"), for the purpose of considering and voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the annual meeting in accordance with the directions on such proxies. If no direction is indicated, the shares will be voted for the election of each of the nominees named herein to the board of directors and for the other proposals set forth in the Notice. A shareholder may revoke a proxy by (a) delivering to the Company written notice of revocation, (b) delivering to the Company a signed proxy bearing a later date or (c) voting in person at the Annual Meeting.

         At the close of business on May 19, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof (the "record date"), there were issued, outstanding and entitled to vote 5,917,248 shares of the Company's common stock, par value $.01 per share ("Common Stock"). The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming such a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendments to the Employee Plan and the Director Plan and the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock is required to adopt the amendment to the Articles of Incorporation. The three nominees for election as directors who receive the greatest number of votes of the holders of the outstanding shares of Common Stock will be duly elected Class III Directors. Each share of Common Stock is entitled to one vote on all questions requiring a shareholder vote at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum. Abstentions will have the same legal effect as votes against a proposal and broker non-votes will be disregarded.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, three Class III Directors are to be elected, each to hold office until the third Annual Meeting of Shareholders following his election.

         The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors as Class III Directors. All of the nominees for Class III Directors previously have been elected by the shareholders to serve as members of the Company's Board of Directors. Although the Board of Directors of the Company does not contemplate that any of the nominees will become unavailable for election, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors or the Board may be reduced accordingly.

                                                                                                   COMMON STOCK
                                                                                                BENEFICIALLY OWNED
                                                                                                APRIL 27, 1997(1)
                                                                                           ----------------------------
                                    PRINCIPAL POSITION                       DIRECTOR
          NAME                       WITH THE COMPANY              AGE         SINCE          SHARES          PERCENT

                                   CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 1998
Charles J. Anderson          Director                               74         1991            72,000(2)        1.2%
James W. Kenney              Director                               55         1992            25,000(3)          *

                                   CLASS II DIRECTORS WHOSE TERM WILL EXPIRE IN 1999

John P. Madden               Director                               55         1992           149,373(4)        2.5%
John L. Thompson             Director                               37         1997             5,000(5)           *

                          CLASS III DIRECTORS WHOSE TERM (IF RE-ELECTED) WILL EXPIRE IN 2000

Robert E. Cone               Chairman of the Board;                 45         1989           379,548(6)        6.2%
                             President and Chief Executive
                             Officer; Director
James H. Brock, Jr.          Executive Vice President;              58         1991           115,000(7)        1.9%
                             Director
Barbara S. Shuler            Secretary; Director                    51         1991            82,393(2)        1.4%

----------------------
* Less than 1%.

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Includes 15,000 shares that may be acquired upon the exercise of stock options.

(3) Includes 25,000 shares that may be acquired upon the exercise of stock options.

(4) Includes 20,000 shares that may be acquired upon the exercise of stock options. Excludes 178,609 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.

(5) Includes 5,000 shares that may be acquired upon the exercise of stock options. Excludes 765,000 shares and 620,000 warrants owned by St. James Capital Partners, L.P. of which Mr. Thompson is a director and president of the General Partner and may be deemed to share voting and investment power with respect to such shares.

(6) Includes 165,000 shares that may be acquired upon the exercise of stock options.

(7) Includes 65,000 shares that may be acquired upon the exercise of stock options.

(8) Includes 20,000 shares that may be acquired upon the exercise of stock options.


         Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the 1997 Annual Meeting of Shareholders, and each other executive officer.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

         ROBERT E. CONE has served as President, Chief Executive Officer and Director of the Company since August 1989. From August 1987 to August 1989, Mr. Cone served as Vice President of Broadcast Ventures, Inc ("BVI"), a partnership formed to acquire radio stations through syndication. Mr. Cone's responsibilities at BVI included the formation of business plans, corporate development, financing and analysis of acquisition candidates. Mr. Cone is a director of Herlin Industries, Inc., a holding company engaged in energy services.

         JAMES H. BROCK, JR. has served as Executive Vice President and Director of the Company since September 1991 and President of the Energy Products and Services Division since June 1996. Mr Brock previously served as Chief Operating Officer and Chief Financial Officer. From 1988 to 1990, Mr. Brock served as Executive Vice President and Chief Financial Officer of DRCA Medical Corporation, a health care company specializing in the rehabilitation of injured workers. Prior to 1988, Mr. Brock served as Vice President-Finance of National Healthcare Alliance, a full-service managed health care service company and Chairman of the Board of Directors of Quality Fasteners, Inc., a distributor of construction supplies, and of Olde Time Ice, Inc., a manufacturer and distributor of packaged ice. Mr. Brock is a Certified Public Accountant.

         BARBARA S. SHULER has served as Secretary of the Company since February 1992 and as a Director of the Company since September 1991. Since 1974, Ms. Shuler has been self-employed in auction management, marketing, advertising and promotional aspects of the equine industry, serving as President of Shuler, Inc.

         CHARLES J. ANDERSON has served as a Director of the Company since September 1991. For the last seven years, Mr. Anderson has been engaged in private business investments. Prior to 1985, Mr. Anderson served as Senior Sales Vice President and Director of Sales and was a partner of the Delaware Management Company, the manager of the Delaware Group of Mutual Funds and certain other private pension funds.

         JAMES W. KENNEY has served as a Director of the Company since October 1992. Since October 1993, Mr. Kenney has served as Executive Vice President of San Jacinto Securities, Inc. From February 1992 to September 1993, he served as the Vice President of Renaissance Capital Group, Inc. Prior to that time, Mr. Kenney served as Senior Vice President for Capital Institutional Services, Inc. and in various executive positions with major southwest regional brokerage firms, including Rauscher Pierce Refsnes Inc. and Weber, Hall, Sale and Associates, Inc. Mr. Kenney is a director of AmeriShop Corporation, a company that provides services to the retail industry; Consolidated Health Care Associates, Inc., a company that operates physical rehabilitation centers; Scientific Measurement Systems, Inc., a developer of industrial digital radiography and computerized tomography; Tecnol Medical Products, Inc., which designs, manufactures and markets more than 300 disposable medical products; and Tricom Corporation, a company that develops products and services for the telecommunication industry.

         JOHN P. MADDEN has served as a Director of the Company since October 1992. From January 1992 to April 1993, Mr. Madden served as Chairman of the Board of The Rex Group, Inc. ("REX") and as its President and Chief Executive Officer from June 1963 to January 1992 and from December 1992 to April 1993. REX, a private company based in Houston, Texas, which was acquired by the Company in March 1993, is a distributor of new and used machine tool equipment, conducts a machine moving operation and is engaged in the international export crating business.

         JOHN L. THOMPSON has served as a Director of the Company since February 1997 when he was appointed to fill the unexpired term of a retiring director. Mr. Thompson is a director and President of St. James Capital Corp., a Houston-based merchant banking firm. St. James Capital Corp. also serves as the General Partner of St. James Capital Partners L.P., an investment limited partnership specializing in merchant banking related investments. Additionally, he is Chairman of the Board of Herlin Industries, Inc., a publicly- held holding company engaged in energy services. Prior to co-founding St. James, Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issues.

OTHER EXECUTIVE OFFICERS

         THOMAS C. LANDRETH has served as Executive Vice President since September 1996. Mr. Landreth has served as President of Landreth Engineering Company ("LEC") since 1977 and as President of the Fastener Manufacturing and Sales Division since the Company's divisional reorganization in June 1996. Mr. Landreth has worked in all technical areas of LEC since 1967 and is responsible for numerous cold heading machine designs and improvements as well as numerous innovative tool and die designs.

         CHRISTINE A. SMITH has served as Chief Financial Officer of the Company since January 1995. From April 1989 through December 1994, Ms. Smith was a Principal at The Spinnaker Group, an investment banking firm providing services primarily to manufacturing and distribution companies. Prior to joining The Spinnaker Group, Ms. Smith, a Certified Public Accountant, was a Senior Manager with Ernst & Young.

BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

         The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996, the Board of Directors convened on two regular occasions. Each director attended all of the meetings held by the Board or meetings of Board committees of which he was a member during his tenure in 1996, except for Charles J. Anderson who attended no Board of Directors meetings and all Committee meetings of which he was a member. During 1996, directors received no cash compensation for attendance at Board or Committee meetings. Directors are, however, entitled to reimbursement for reasonable travel expenses incurred in attending such meetings. In 1996, each non-employee director (Messrs. Anderson, Kenney and Madden and Ms. Shuler) was awarded under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") options to purchase 5,000 shares of the Company's Common Stock at $4.06 per share. Employee directors are eligible to participate in the Company's 1994 Amended and Restated Incentive Stock Plan (the "Employee Plan"). Non-employee directors are entitled to participate in the Director Plan.

         Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Audit Committee of the Board of Directors, currently composed of Messrs. Brock and Anderson and Ms. Shuler, makes recommendations to the Board of Directors concerning the selection and engagement of the Company's independent public accountants and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee convened on one occasion in 1996. The Compensation Committee sets the compensation for executive, managerial and technical personnel of the Company and administers the Company's stock option and other compensation plans. The Compensation Committee was composed of Mr. Madden, Ms. Shuler and Mr. Anderson and met on one occasion in 1996.

APPROVAL

         The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock entitled to vote at the Annual Meeting, shall be the duly elected Class III Directors (as set forth in the accompanying proxy) upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                 PROPOSAL TO ADOPT AMENDMENT TO THE 1994 AMENDED
                        AND RESTATED INCENTIVE STOCK PLAN

         On June 15, 1996, the Board of Directors approved an amendment to the 1994 Amended and Restated Incentive Stock Plan (the "Employee Plan") to increase the shares of Common Stock under the Employee Plan from 500,000 to 750,000 shares. Prior to the adoption of this amendment, there are no shares available under the Employee Plan. The Board of Directors is submitting this amendment to the Employee Plan for approval of the Company's shareholders at the Annual Meeting. The amendment to the Employee Plan appears as Exhibit A to this proxy statement.

APPROVAL

         The affirmative vote of the holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting represented in person or by proxy, is required to approve the adoption of this amendment to the Employee Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT.

              PROPOSAL TO ADOPT AMENDMENT TO THE 1995 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

         On June 15, 1996, the Board of Directors approved an amendment to the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") to increase the Common Stock available under the plan from 105,000 to 210,000 shares and to provide for annual option grants to eligible directors in an amount to be periodically set by the Board of Directors. Prior to the adoption of this Amendment, there are no shares available for issuance under this Plan. At this date, the Board of Directors has set this annual grant for each non-employee director at 5000 options. The amendment to the Director Plan appears as Exhibit B to this proxy statement.

APPROVAL

         The affirmative vote of the holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting represented in person or by proxy, is required to approve the adoption of this Amendment to the Directors Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT.

         PROPOSAL TO ADOPT AMENDMENT TO THE ARTICLES OF INCORPORATION TO
              INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On April 24, 1997, the Board of Directors unanimously adopted resolutions approving a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 50,000,000 (the "Amendment"). The text of the Amendment is set forth in Exhibit C to this Proxy Statement.

         The Certificate of Incorporation currently authorizes the issuance of 20,000,000 shares of Common Stock, $.01 par value, 5,917,248 of which were issued and outstanding as of April 27, 1997, and 7,500,000 shares of Preferred Stock, $.01 par value, none of which were issued and outstanding as of April 27, 1997.

         If the Amendment is adopted, the number of authorized shares of Common Stock will be increased from 20,000,000 to 50,000,000 as of the date on which the Amendment is filed with the Secretary of State of the State of Texas. The additional 30,000,000 authorized shares would be part of the existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. If adopted, neither the number of authorized shares nor the par value of the Preferred Stock will be affected by the Amendment.

          If adopted, the Amendment would result in an increase in the number of shares of Common Stock available from 14,082,752 to 44,082,752 shares. Of the 14,082,752 currently available shares, only 9,932,573 are available for issuance, as a total of 4,150,179 shares have been reserved for issuance upon the conversion of debt and the exercise of various outstanding warrants and options issued and issuable pursuant to the Company's stock option plans.

         The Board of Directors believes that the increase in the authorized number of shares of Common Stock will increase the Company's flexibility in meeting possible future financing requirements, effecting future transactions such as acquisitions and meeting other corporate needs as they arise. However, the Company has no current arrangements, agreements, understandings or plans for the issuance of shares of Common Stock in connection with an offering or an acquisition.

         The affirmative vote of 66 2/3% of the outstanding shares of Common Stock of the Company is required to approve the adoption of Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT.

                                OTHER INFORMATION

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of Common Stock at April 27, 1997 by (i) each person known to the Company to beneficially own more than 5% of its Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                 NAME AND ADDRESS OF                          NUMBER OF SHARES        PERCENTAGE OF
                   BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)         CLASS

St. James Capital Partners, L.P.
1980 Post Oak Blvd., Suite 2030
Houston, Texas  77056.................................          1,385,000(2)              21.2%

Directors and Executive Officers:
Robert E. Cone........................................            379,548(3)               6.4%
James H. Brock, Jr....................................            115,000(4)               1.9%
Thomas C. Landreth....................................             68,445(5)               1.2%
Christine A. Smith....................................             55,071(6)                 *
Charles J. Anderson...................................             72,000(7)               1.2%
James W. Kenney.......................................             25,000(8)                 *
John P. Madden........................................            149,373(9)               2.5%
Barbara S. Shuler.....................................            82,393(10)               1.4%
John L. Thompson......................................             5,000(11)                 *

All officers and directors
  as a group (9 persons) (3) - (11)...................               951,830              15.1%

------------------------------------
 *       Less than one percent.

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.
(2) Includes 620,000 shares that may be acquired upon the exercise of currently exercisable warrants.
(3) Includes 165,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(4) Includes 65,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(5) Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(6) Includes 45,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(7) Includes 15,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(8) Includes 25,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(9) Includes 20,000 shares that may be acquired upon the exercise of currently exercisable stock options. Excludes 178,609 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.
(10) Includes 20,000 shares that may be acquired upon the exercise of currently exercisable options.
(11) Includes 5,000 shares that may be acquired upon the exercise of currently exercisable stock options. Excludes 765,000 shares and 620,000 warrants owned by St. James Capital Partners, L.P., of which Mr. Thompson is a director and president of the General Partner and may be deemed to share voting and investment power with respect to such shares.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides certain summary information covering compensation paid or accrued during the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the other executive officers, whose annual compensation, determined as of the end of the last fiscal year, exceeds $100,000.


                                                                                                         LONG TERM
                                                         ANNUAL COMPENSATION                           COMPENSATION
                                                  --------------------------------- ------------     -----------------
                                                                                                          OPTION         EXERCISE
NAME AND PRINCIPAL POSITION             YEAR         SALARY            BONUS          OTHER(1)            AWARDS          PRICE
----------------------------------     -------    ------------      -----------     ------------     ----------------- ------------
Robert E. Cone....................      1996        $160,000          $10,000                             150,000       $4.06-5.50
  President and                         1995        $160,000            --               --                 --              --
  Chief Executive Officer               1994        $146,250            --               --               65,000          $2.375

James H. Brock, Jr................      1996        $150,000          $10,000            --                 --              --
   Executive Vice President and         1995        $150,000            --               --                 --              --
   President - Energy Products and      1994        $135,000            --               --               20,000          $2.375
   Services Division

Thomas C. Landreth................      1996        $120,000          $24,518          $   4,745          30,000          $4.06
   Executive Vice President and         1995        $120,000          $54,430          $ 103,932            --              --
   President - Fastener Manufacturing   1994        $120,000          $41,350          $  32,430            --              --
   and Sales Division

Christine A. Smith................
   Vice President and                   1996        $95,000           $30,000            --               30,000          $4.06
   Chief Financial Officer              1995        $85,000             --               --               25,000          $3.31

(1) Additional payments under the terms of the Landreth Engineering Company purchase agreement.

         STOCK COMPENSATION TABLE. The following table provides certain information with respect to options granted to the executive officers during the fiscal year ended December 31, 1996 under the Company's stock option plans:

                                                   INDIVIDUAL GRANTS
                             -------------------------------------------------------------
                              NUMBER OF                                                          POTENTIAL REALIZABLE
                              SHARES OF                                                            VALUE AT ASSUMED
                                COMMON         PERCENT OF                                       ANNUAL RATES OF STOCK
                                STOCK        TOTAL OPTIONS                                      PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO                                          OPTION TERMS(3)
                               OPTIONS        EMPLOYEES IN       EXERCISE      EXPIRATION     --------------------------
          NAME                 GRANTED        FISCAL YEAR         PRICE           DATE             5%             10%
          ----                ----------     -------------       --------      ----------          --             ---
Robert E. Cone                150,000(2)          64%           $4.25-5.50      02/19/06         $457,835     $1,160,245
  President and
  Chief Executive  Officer

Thomas C. Landreth            30,000(1)           13%             $4.06         02/19/06           76,599        194,118
  Executive Vice President
  and President - Fastener
  Manufacturing and Sales
  Division

Christine A. Smith
  Vice President and
  Chief Financial Officer     30,000(1)           13%             $4.06         02/19/06           76,599        194,118

----------------
(1)      20,000 of these options were fully vested at December 31, 1996.

(2)      50,000 of these options were fully vested at December 31, 1996.

(3) These calculations are based on the market value of the Common Stock on the date of grant. The market value is calculated by averaging the closing bid and ask price for the stock as quoted by NMS on the date of grant. The exercise price is determined by the same method which is equal to the market value on the date of grant.

         OPTION EXERCISES AND YEAR END VALUES

         The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock which were granted to the executive officers in 1996 or prior years under the Company's stock option plans. Thomas C. Landreth exercised options for 10,000 shares at $4.06 per share under the Company's stock option plans during the fiscal year ended December 31, 1996.



                      NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                            UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS AT
                          HELD AT FISCAL YEAR END                YEAR END(1)
                       EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
Robert E. Cone           165,000         100,000             $1,301,250    $584,500

James H. Brock, Jr.      65,000             --                 $520,000       --

Thomas C. Landreth       10,000           10,000                $70,620    $70,620

Christine A. Smith        45,000          10,000              $ 336,615    $70,620

(1) Represents the difference between the average of the closing bid and ask price for the Common Stock as quoted by NMS on December 31, 1996 and any lesser exercise price.

                                  PLAN BENEFITS

         The following table provides information concerning options granted under the Company's Employee Plan and Director Plan during 1996:

                        NAME AND                        OPTIONS       EXERCISE
                        POSITION                        GRANTED (#)     PRICE
EMPLOYEE PLAN:
Robert E. Cone, President and Chief Executive Officer     150,000     $4.25-5.50
Thomas C. Landreth, Executive Vice President               30,000        $4.06
Christine A. Smith, Vice President and Chief
     Financial Officer                                     30,000        $4.06

Executive Officers as a group (4 persons)                 210,000     $4.06-5.50

All employees who are not officers as a group              23,000     $4.06-9.25

DIRECTOR PLAN:
James W. Kenney, Director                                   5,000        $4.06
John P. Madden, Director                                    5,000        $4.06
Barbara S. Shuler, Secretary and Director                   5,000        $4.06
Charles J. Anderson, Director                               5,000        $4.06


All non-employee directors as a group                      20,000        $4.06

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         For the fiscal year ended December 31, 1996, Mr. Madden, Mr. Anderson and Ms. Shuler served on the Compensation Committee of the Board of Directors (the "Committee"). Ms. Shuler has served as the Company's Secretary since February 1992.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1991, the Company entered into employment agreements with Messrs. Cone and Brock, which agreements were subsequently amended and extended. Mr. Cone's amended employment agreement provides for a 1997 base salary of $185,000 and a base salary of $200,000 for 1998 through 2000. Mr. Brock's amended employment agreement provides for a 1997 base salary of $170,000, a 1998 base salary of $180,000 and a base salary of $150,000 for 1999 and 2000.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the National Association of Securities Dealers Automated Quotation System Composite Index and to the Index of Non-Financial Companies. The graph covers the period from January 16, 1992 (the date on which the Company's Common Stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended) to December 31, 1996.

                           NASDAQ                NASDAQ
                       STOCK MKT.         NON-FINANCIAL           IHII
Jan. 16, 1992             100.000               100.000        100.000
Jan. 31, 1992              99.602                99.483         89.189
Dec. 31, 1992             110.567               103.898         86.486
Dec. 31, 1993             126.925               119.966         89.189
Dec. 31, 1994             124.070               114.970         77.038
Dec. 31, 1995             175.321               158.082         89.189
Dec. 31, 1996             215.803               195.424        240.541

BOARD COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1996:

         Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

         - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         - Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

         - Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

         Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

         To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria. Pursuant to his employment agreement the annual base salary of the Chief Executive Officer was increased from $160,000 in 1995 to $175,000 in 1996; however, Mr. Cone declined this increase in base compensation. During 1996, $10,000 in cash bonuses and 150,000 stock options were awarded to the Chief Executive Officer. See " -- Employment Agreements."

         The Employee Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Employee Plan provides a significant non-cash form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

         The Compensation Committee is authorized to make incentive equity awards ("Incentive Awards") under the Employee Plan to key employees, including officers (whether or not they are also directors), of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criterion, the Committee will direct particular attention to management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies. In making Incentive Awards, the Committee will also consider margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth.

                           1996 COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               Charles J. Anderson
                              John P. Madden, Chair
                                Barbara S. Shuler

CERTAIN TRANSACTIONS

         The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described below meet that standard.

         In connection with the purchase of Landreth Engineering Co. ("Landreth") in 1992, the Company entered into a lease agreement with Scranton Acres, a general partnership of which Mr. Tom Landreth is a partner, for the Landreth facility. The lease expire in 2002. Rental payments are $106,800 annually.

         In connection with the purchase of Landreth, the former Landreth Shareholders, including Mr. Tom Landreth, are entitled to additional consideration based upon the level of Landreth's pretax profits through 1997, not to exceed $500,000 in the aggregate. For fiscal 1996, 1995 and 1994, the Company paid Mr. Landreth $14,745, $103,932 and $32,430.

         Mr. John Thompson, a director of the Company since February 1997, is also a director and President of St. James Capital Corp. ("St. James Capital"), a merchant banking firm. St. James Capital serves as General Partner of St. James Capital Partners, L.P. ("St. James"). During 1995, St. James provided $1,000,000 in short-term financing to the Company in connection with an acquisition. In 1996, $804,100 of principal of this note was converted by St. James into 215,000 shares of the Company's common stock. The remaining principal and $65,995 in interest was repaid by the Company to St. James. In 1996, St. James provided $1.9 million in short term financing in connection with an acquisition and acquired 540,000 warrants to purchase the Company's common stock at an exercise price of $7.00 per share. Additionally, St. James Capital received $180,600 in investment banking fees. In 1996, the Company received $100,000 in fees from St. James in connection with consulting services provided to certain investee companies of St. James.

                              COST OF SOLICITATION

         The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for such solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company is also making arrangements with brokerage houses and other custodians, nominees and fiduciaries for the delivery of solicitation material to the beneficial owners of Common Stock and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with such services.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1996 Messrs. Cone, Madden, Anderson and Kenney and Ms. Shuler and Ms. Smith were late in filing a form 4 report of an exempt transaction. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than January 20, 1998.

                                  OTHER MATTERS

         The annual report to shareholders covering the fiscal year ended December 31, 1996 has been mailed to each shareholder entitled to vote at the Annual Meeting.

         Price Waterhouse LLP, the Company's independent accountant for the fiscal year ended December 31, 1996, is not expected to be present at the Annual Meeting.

         Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment on such other matters.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            ROBERT E. CONE, President

May 5, 1997

                                                                       EXHIBIT A
                                AMENDMENT TO THE
                 1994 AMENDED AND RESTATED INCENTIVE STOCK PLAN

         Set forth below is the text of the second paragraph of Section 3 of the Company's 1994 Amended and Restated Incentive Stock Plan as proposed to be amended (bracketed information has been deleted and underlined information has been added):

                  Section 3.  Stock Subject to the Plan.

                           The Committee may grant Options, shares of Restricted
                  Stock, shares of Phantom Stock and Stock Bonuses under the Plan with respect to [500,000] 750,000 shares of Common Stock. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, shares of Phantom Stock, or Stock Bonuses may be granted pursuant to the Plan.

                                                                       EXHIBIT B

                       AMENDMENT TO THE 1995 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN


         Set forth below is the text of Section 3 and Section 4 the Company's 1995 Non-Employee Director Stock Option Plan as proposed to be amended (bracketed information has been deleted and underlined information has been added):

                  3. STOCK RESERVED FOR THE PLAN. The maximum number of shares of Common Stock that may at any time be subject to outstanding options issued under the Plan is [105,000] 210,000. The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be subject to options granted pursuant to this Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

                  4. GRANT OF OPTIONS. Each director of the Company who (A) is not appointed or elected to the Board in connection with or as a result of the completion of a financing or acquisition transaction in which the appointment or election of such person, or the execution of an agreement obligating the parties thereto to vote in favor of the appointment or election of such person, is a condition to the obligation of any party to the transaction to complete the transaction and (B) is not otherwise an employee of the Company or any of the Company's subsidiaries (as defined in Section 3401 of the Internal Revenue Code of 1986, as amended) (hereinafter referred to as an "Eligible Director") shall be granted annually, [on the Date of Grant (as defined below)], a non-qualified option [to acquire 15,000 shares of Common Stock (a "Non-Qualified Option")] IN AN AMOUNT ESTABLISHED BY THE BOARD OF DIRECTORS AS A WHOLE. The exercise price per share of Common Stock of the Non-Qualified Option granted to an Eligible Director shall be the Fair Market Value of the Common Stock on the Date of Grant (the "Exercise Price").

                                                                       EXHIBIT C

                   AMENDMENT TO THE INDUSTRIAL HOLDINGS, INC.
                            ARTICLES OF INCORPORATION

         Set forth below is the text of paragraph (A) of Article IV of the Company's Articles of Incorporation as proposed to be amended (bracketed information has been deleted and underlined information has been added):

                                   "ARTICLE IV

         (A) The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is [27,500,000] 57,500,000 shares, [20,000,000] 50,000,000 of which shall be common stock, $.01 par value per shares ("Common Stock") and 7,500,000 of which shall be preferred stock, $.01 par value per share ("Preferred Stock"), issuable in one or more series. All or any part of the Common Stock and the Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and nonassessable."

                           INDUSTRIAL HOLDINGS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 1997

     The undersigned shareholder of Industrial Holdings, Inc. (the "Company") hereby appoints Robert E. Cone and James H. Brock, Jr., or any one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of INDUSTRIAL HOLDINGS, INC. to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas, 77054, on June 30, 1997, at 10:00 a.m., (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned or which the undersigned may be entitled to vote.

1. [ ] FOR the election (except as indicated below) as Class III directors of Robert E. Cone, James H. Brock, Jr., and Barbara Shuler.
            Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

   [ ]      WITHOLD AUTHORITY to vote for all nominees listed above.

2. [ ] For [ ] Against [ ] Abstain

            The proposal to increase the number shares available under the 1994 Amended and Restated Incentive Stock Option Plan from the presently authorized 500,000 to 750,000.

3. [ ] For [ ] Against [ ] Abstain

            The proposal to increase the number of shares available for issuance under the 1995 Non-Employee Director Stock Option Plan from the presently authorized 105,000 to 210,000.

4. [ ] For [ ] Against [ ] Abstain

            The adoption of the amendment to the Articles of Incorporation that provides for an increase in the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

5. [ ] In their discretion, on such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                         (PLEASE SIGN ON REVERSE SIDE)
--------------------------------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

                                       Dated ___________________________, 1997

Shareholder's Signature_________________________________________________________

Shareholder's Signature_________________________________________________________

                        Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE